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                                                                    EXHIBIT 23.1
                                             Consent of Coopers & Lybrand L.L.P.


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Gothic Energy Corporation, on Form S-3/A (File No. 333-23239) of our report dated March 13, 1998, on our audit of the consolidated financial statements of Gothic Energy Corporation and subsidiaries as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-KSB.

COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
April 1, 1998